Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. REPORTS

FIRST-QUARTER 2013 FINANCIAL RESULTS

Fort Lauderdale, Fla., May 7, 2013 - Universal Insurance Holdings, Inc. (Company) (NYSE MKT: UVE) reported net income of $12.0 million, or $0.29 per diluted share, an increase of 20.8 percent, for the first quarter of 2013, compared to net income of $9.9 million, or $0.24 per diluted share, for the same period in 2012.

President and CEO Sean Downes commented, “Universal began 2013 with strong operating results driven by continued strengthening of underwriting margins. We are pleased to have delivered a 21 percent increase in first quarter 2013 net income versus last year. We have continued to follow our business model and if not for the first quarter 2013 investment losses, our results would have been significantly better. We believe we are well-positioned going forward as we have engaged Deutsche Bank Investment Asset Division to manage our investment portfolio.”

First-Quarter 2013 Results

Direct premiums written collectively by Universal Property & Casualty Insurance Company and American Platinum Property and Casualty Insurance Company, the Company’s wholly-owned insurance company subsidiaries, rose 7.4 percent during the first quarter of 2013. Net earned premiums grew $16.8 million, or 34.5 percent, in the first quarter of 2013 compared to the same quarter in 2012, primarily as a result of increases in premium rates over the past 24 months, and a reduction in the quota-share cession rate from 50 percent for the 2011-2012 reinsurance program to 45 percent for the 2012-2013 reinsurance program.

First-quarter 2013 operating costs increased by 8.3 percent compared to the same quarter last year, as general and administrative expenses increased $3.4 million, or 18.9 percent, while losses and loss adjustment expenses increased nominally by $0.3 million, or 1.2 percent.

At March 31, 2013, stockholders’ equity was $172.1 million compared to $163.5 million at December 31, 2012, and $156.6 million at March 31, 2012.

Cash Dividends

On February 8, 2013, the Company announced that its board of directors declared a cash dividend of $0.08 per share of common stock, which was paid on April 5, 2013 to shareholders of record on March 14, 2013.

Also, on April 18, 2013, the Company announced that its board of directors declared a cash dividend of $0.08 per share of common stock to be paid on June 17, 2013, to shareholders of record on June 3, 2013. The dividend declaration is consistent with the Company’s previously announced intention to declare a dividend of $0.08 per share in the second, third and fourth quarters of 2013. If declared and paid as intended, the annual dividend in 2013 would be $0.32 for each common share.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the quarter ended March 31, 2013.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$204,139	$190,003
Ceded premiums written	(141,317)	(163,434)

Net premiums written	62,822	26,569
Change in net unearned premium	2,587	22,071

Premiums earned, net	65,409	48,640
Net investment income (expense)	12	(36)
Net realized gains (losses) on investments (trading)	(16,037)	(7,449)
Net change in unrealized gains (losses) on investments (trading)	7,874	9,187
Net foreign currency gains (losses) on investments	—	23
Commission revenue	4,986	4,541
Policy fees	3,687	3,901
Other revenue	1,524	1,440

Total premiums earned and other revenues	67,455	60,247

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	26,483	26,174
General and administrative expenses	21,210	17,844

Total operating costs and expenses	47,693	44,018

INCOME BEFORE INCOME TAXES	19,762	16,229
Income taxes, current	3,947	774
Income taxes, deferred	3,856	5,582

Income taxes, net	7,803	6,356

NET INCOME	$11,959	$9,873

Basic earnings per common share	$0.30	$0.24

Weighted average common shares outstanding - Basic	39,917	39,388

Fully diluted earnings per common share	$0.29	$0.24

Weighted average common shares outstanding - Diluted	41,199	40,544

Cash dividend declared per common share	$0.08	$0.10

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	As of
ASSETS	March 31, 2013	December 31, 2012
Cash and cash equivalents	$482,876	$347,392
Restricted cash and cash equivalents	2,653	33,009
Fixed maturities (trading), at fair value	—	4,009
Equity securities (trading), at fair value	—	85,041
Fixed maturities (available for sale), at fair value	13,968	—
Prepaid reinsurance premiums	252,479	239,921
Reinsurance recoverable	87,231	89,191
Reinsurance receivable, net	4,480	24,334
Premiums receivable, net	50,832	50,125
Receivable from securities sold	21,991	1,096
Other receivables	2,269	2,017
Property and equipment, net	9,128	8,968
Deferred policy acquisition costs, net	17,377	17,282
Income taxes recoverable	1,977	2,594
Deferred income tax asset, net	15,322	19,178
Other assets	1,540	1,578

Total assets	$964,123	$925,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$182,528	$193,241
Unearned premiums	398,042	388,071
Advance premium	27,210	15,022
Accounts payable	4,316	4,368
Bank overdraft	27,068	25,994
Payable for securities purchased	—	1,275
Reinsurance payable, net	104,881	85,259
Income taxes payable	—	699
Dividends payable to shareholders	3,270	—
Other liabilities and accrued expenses	24,811	28,071
Long-term debt	19,853	20,221

Total liabilities	791,979	762,221

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	1	1
Authorized shares - 1,000
Issued shares - 108
Outstanding shares - 108
Minimum liquidation preference, $2.66 per share
Common stock, $.01 par value	417	419
Authorized shares - 55,000
Issued shares - 41,690 and 41,889
Outstanding shares - 40,672 and 40,871
Treasury shares, at cost - 1,018	(3,101)	(3,101)
Additional paid-in capital	38,631	38,684
Retained earnings	136,196	127,511

Total stockholders’ equity	172,144	163,514

Total liabilities and stockholders’ equity	$964,123	$925,735